Exhibit 99.1

Tenet Reports Strong Second Quarter 2024 Results;
Raises 2024 Financial Outlook
•Net income available to common shareholders in second quarter 2024 was $259 million, or $2.64 per diluted share

•Adjusted diluted earnings per share1 was $2.31 in second quarter 2024

•Consolidated Adjusted EBITDA1 in second quarter 2024 of $945 million increased 12.1% over second quarter 2023

•Second quarter 2024 Ambulatory Care Adjusted EBITDA of $447 million increased 20.8% over second quarter 2023

•Board of Directors has authorized a new $1.5 billion share repurchase program

•FY 2024 Adjusted EBITDA Outlook now expected to be in the range of $3.825 billion to $3.975 billion, a $300 million increase; FY 2024 Free Cash Flow outlook now expected to be in the range of $1.100 billion to $1.350 billion, a $150 million increase

DALLAS — July 24, 2024 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended June 30, 2024.

"Our results through the second quarter, which have significantly exceeded our expectations, have been driven by volume and revenue growth as well as sustained fundamentally strong operating performance," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "Our portfolio transformation and enhanced cash flow profile provide us with compelling opportunities for growth as we execute on our strategy and continue to broaden our service offerings for patient-centered care."

Tenet’s results for second quarter 2024 versus second quarter 2023 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share results)	2024	2023	2024	2023
Net operating revenues	$5,103	$5,082	$10,471	$10,103
Net income available to Tenet common shareholders	$259	$123	$2,410	$266
Net income available to Tenet common shareholders per diluted share	$2.64	$1.15	$24.22	$2.47
Adjusted EBITDA[1]	$945	$843	$1,969	$1,675
Adjusted diluted earnings per share[1]	$2.31	$1.44	$5.53	$2.87

•Net income available to the Company’s common shareholders in the second quarter 2024 was $259 million, or $2.64 per diluted share, versus $123 million, or $1.15 per diluted share, in second quarter 2023.

•Adjusted EBITDA1 in second quarter 2024 was $945 million compared to $843 million in second quarter 2023, reflecting strong same-hospital admission growth, strong ambulatory net revenue per case growth, favorable payer mix, and improved contract labor costs, partially offset by higher medical fees as well as the impact of hospital divestitures.

•In addition to the previously disclosed increased Medicaid supplemental revenues in Michigan, in the second quarter of 2024, the Company recognized a $30 million favorable pre-tax impact associated with additional Medicaid supplemental revenues in Texas related to prior years.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the six months ended June 30, 2024 were $1.333 billion versus $1.047 billion for the six months ended June 30, 2023.

•The Company produced free cash flow1 of $948 million for the six months ended June 30, 2024 versus $680 million for the six months ended June 30, 2023.

•In the three months ended June 30, 2024, the Company repurchased 1,990,227 shares of common stock for $270 million. In the six months ended June 30, 2024, the Company repurchased 4,801,461 shares of common stock for $548 million, which completed the Company's previous $1 billion share repurchase program.

•The Company's Board of Directors has authorized a $1.5 billion share repurchase program. Repurchases will be made at management's discretion from time to time in the open market or through privately negotiated transactions, subject to market conditions and other relevant factors.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.61x at June 30, 2024 compared to 2.79x at March 31, 2024 and 3.89x at December 31, 2023.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of June 30, 2024, USPI had interests in 520 ambulatory surgery centers (377 consolidated) and 24 surgical hospitals (seven consolidated) in 38 states.

	Three Months Ended June 30,		Six Months Ended June 30,
Ambulatory segment results ($ in millions)	2024	2023	2024	2023
Revenues
Net operating revenues	$1,141	$942	$2,136	$1,847
Same-facility system-wide net patient service revenues[2]	$1,889	$1,764	$3,626	$3,395
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	0.2%	6.6%	—%	7.2%
Same-facility system-wide surgical cases on same-business day basis[2]	0.2%	6.6%	—%	7.2%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$447	$370	$841	$710
Adjusted EBITDA margin	39.2%	39.3%	39.4%	38.4%
Adjusted EBITDA less NCI	$273	$231	$514	$445

•Second quarter 2024 net operating revenues increased 21.1% compared to second quarter 2023 driven by strong net revenue per case growth, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 7.1% in second quarter 2024 compared to second quarter 2023, with cases up 0.2% and net revenue per case up 6.8%. Net revenue per case growth was driven by higher acuity associated with favorable case mix as well as favorable payer mix.

•Second quarter 2024 Adjusted EBITDA increased 20.8% compared to second quarter 2023, due to strong net revenue per case growth, disciplined expense management, and contributions from acquisitions and de novo facilities.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended June 30,		Six Months Ended June 30,
Hospital segment results ($ in millions)	2024	2023	2024	2023
Revenues
Net operating revenues	$3,962	$4,140	$8,335	$8,256
Same-hospital net patient service revenues[3]	$3,444	$3,184	$6,915	$6,317
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	5.2%	3.0%	4.7%	3.6%
Adjusted admissions[4]	2.4%	3.2%	2.1%	4.9%
Outpatient visits (including outpatient ER visits)	0.6%	(1.3)%	(0.1)%	(0.6)%
Emergency Room visits (inpatient and outpatient)	1.7%	0.4%	2.8%	2.5%
Hospital surgeries	1.5%	(0.1)%	(0.3)%	1.1%
Adjusted EBITDA
Adjusted EBITDA	$498	$473	$1,128	$965
Adjusted EBITDA margin	12.6%	11.4%	13.5%	11.7%

•Second quarter 2024 net operating revenues declined 4.3% from second quarter 2023 primarily due to the impact of hospital divestitures in first quarter 2024, partially offset by strong same hospital admissions growth, favorable payer mix, and improved pricing yield.

•Same-hospital net patient service revenue per adjusted admission increased 5.7% year-over-year for second quarter 2024 primarily due to improved pricing yield, favorable payer mix, and our focus on growing higher acuity services.

•Adjusted EBITDA in second quarter 2024 was $498 million compared to $473 million in second quarter 2023, reflecting strong same-hospital admission growth and revenue per adjusted admission, improved contract labor costs, partially offset by higher medical fees as well as the impact of hospital divestitures.

•In addition to the previously disclosed increased Medicaid supplemental revenues in Michigan, in the second quarter of 2024, the Company recognized a $30 million favorable pre-tax impact associated with additional Medicaid supplemental revenues in Texas related to prior years.

2024 Outlook1

Tenet’s Outlook for full year 2024 (consolidated and by segment) and third quarter 2024 follows. This outlook reflects the completion of the sale of three Coastal South Carolina hospitals on January 31, 2024 and the completion of the sale of six California hospitals on March 31, 2024.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2024 Outlook	Third Quarter 2024 Outlook
Net operating revenues	$20,600 to $21,000	$5,000 to $5,100
Net income available to Tenet common stockholders	$2,825 to $2,930	$195 to $240
Adjusted EBITDA	$3,825 to $3,975	$900 to $950
Adjusted EBITDA margin	18.6% to 18.9%	18.0% to 18.6%
Diluted income per common share	$28.83 to $29.90	$2.01 to $2.47
Adjusted net income	$1,020 to $1,090	$210 to $250
Adjusted diluted earnings per share	$10.41 to $11.12	$2.16 to $2.58
Equity in earnings of unconsolidated affiliates	$260 to $270	$60 to $70
Depreciation and amortization	$830 to $860	$210 to $220
Interest expense	$815 to $825	$195 to $205
Income tax expense[5]	$1,040 to $1,075	$90 to $105
Net income available to NCI	$820 to $870	$195 to $205
Weighted average diluted common shares	~98 million	~97 million
NCI cash distributions	$725 to $775
Net cash provided by operating activities[6]	$1,900 to $2,250
Adjusted net cash provided by operating activities[6]	$2,025 to $2,325
Capital expenditures	$800 to $900
Free cash flow[6]	$1,100 to $1,350
Adjusted free cash flow[6]	$1,225 to $1,425

Ambulatory Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$4,325 to $4,475
Adjusted EBITDA	$1,750 to $1,810
NCI	$685 to $715
Adjusted EBITDA less NCI	$1,065 to $1,095
Changes versus prior year[7]:
Surgical cases volumes	Up 1.0% to 2.0%
Net revenues per surgical case	Up 4.5% to 5.5%

Hospital Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$16,275 to $16,525
Adjusted EBITDA	$2,075 to $2,165
NCI	$135 to $155
Changes versus prior year[7]:
Inpatient admissions	Up 3.0% to 4.0%
Adjusted admissions	Up 1.0% to 3.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s second quarter 2024 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on July 24, 2024. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on July 24, 2024.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our third quarter and full year 2024 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2024, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2023 through June 30, 2024. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.For 2024, Outlook for net cash provided by operating activities, Adjusted net cash provided by operating activities, Free cash flow and Adjusted free cash flow include an estimate of approximately $700 million of net income tax payments associated with the gains on sale of the three hospitals and related operations in South Carolina and the six hospitals and related operations in California.
7.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Second Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended June 30,
	2024	%	2023	%	Change
Net operating revenues	$5,103	100.0%	$5,082	100.0%	0.4%
Grant income	5	0.1%	8	0.2%	(37.5)%
Equity in earnings of unconsolidated affiliates	61	1.2%	54	1.1%	13.0%
Operating expenses:
Salaries, wages and benefits	2,168	42.5%	2,285	45.0%	(5.1)%
Supplies	908	17.8%	891	17.5%	1.9%
Other operating expenses, net	1,148	22.4%	1,125	22.1%	2.0%
Depreciation and amortization	208	4.1%	213	4.3%
Impairment and restructuring charges, and acquisition-related costs	29	0.6%	16	0.3%
Litigation and investigation costs	5	0.1%	10	0.2%
Net gains on sales, consolidation and deconsolidation of facilities	(58)	(1.1)%	—	—%
Operating income	761	14.9%	604	11.9%
Interest expense	(203)		(226)
Other non-operating income, net	29		6
Loss from early extinguishment of debt	—		(11)
Income before income taxes	587		373
Income tax expense	(110)		(80)
Net income	477		293
Less: Net income available to noncontrolling interests	218		170
Net income available to Tenet Healthcare Corporation common shareholders	$259		$123

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$2.66		$1.21
Diluted	$2.64		$1.15

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,267		101,766
Diluted	98,444		104,778

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Six Months Ended June 30,
	2024	%	2023	%	Change
Net operating revenues	$10,471	100.0%	$10,103	100.0%	3.6%
Grant income	5	—%	11	0.1%	(54.5)%
Equity in earnings of unconsolidated affiliates	120	1.1%	104	1.0%	15.4%
Operating expenses:
Salaries, wages and benefits	4,489	42.9%	4,543	45.0%	(1.2)%
Supplies	1,836	17.5%	1,782	17.6%	3.0%
Other operating expenses, net	2,302	21.9%	2,218	22.0%	3.8%
Depreciation and amortization	416	4.0%	430	4.2%
Impairment and restructuring charges, and acquisition-related costs	56	0.5%	37	0.4%
Litigation and investigation costs	9	0.1%	14	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(2,558)	(24.4)%	(13)	(0.1)%
Operating income	4,046	38.6%	1,207	11.9%
Interest expense	(421)		(447)
Other non-operating income, net	54		4
Loss from early extinguishment of debt	(8)		(11)
Income before income taxes	3,671		753
Income tax expense	(860)		(164)
Net income	2,811		589
Less: Net income available to noncontrolling interests	401		323
Net income available to Tenet Healthcare Corporation common shareholders	$2,410		$266

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$24.49		$2.61
Diluted	$24.22		$2.47

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,424		102,028
Diluted	99,557		105,354

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$2,880	$1,228
Accounts receivable	2,817	2,914
Inventories of supplies, at cost	382	411
Assets held for sale	21	775
Other current assets	1,855	1,839
Total current assets	7,955	7,167
Investments and other assets	3,156	3,157
Deferred income taxes	85	77
Property and equipment, at cost, less accumulated depreciation and amortization	5,857	6,236
Goodwill	10,799	10,307
Other intangible assets, at cost, less accumulated amortization	1,413	1,368
Total assets	$29,265	$28,312

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$102	$120
Accounts payable	1,270	1,408
Accrued compensation and benefits	788	930
Professional and general liability reserves	283	254
Accrued interest payable	149	200
Liabilities held for sale	11	69
Income tax payable	715	23
Other current liabilities	2,175	1,756
Total current liabilities	5,493	4,760
Long-term debt, net of current portion	12,769	14,882
Professional and general liability reserves	844	792
Defined benefit plan obligations	334	335
Deferred income taxes	245	326
Other long-term liabilities	1,711	1,709
Total liabilities	21,396	22,804
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,813	2,391
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,840	4,834
Accumulated other comprehensive loss	(177)	(181)
Retained earnings (accumulated deficit)	2,218	(192)
Common stock in treasury, at cost	(3,414)	(2,861)
Total shareholders’ equity	3,475	1,608
Noncontrolling interests	1,581	1,509
Total equity	5,056	3,117
Total liabilities and equity	$29,265	$28,312

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Six Months Ended
	June 30,
	2024	2023
Net income	$2,811	$589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	416	430
Deferred income tax expense (benefit)	(93)	37
Stock-based compensation expense	36	33
Impairment and restructuring charges, and acquisition-related costs	56	37
Litigation and investigation costs	9	14
Net gains on sales, consolidation and deconsolidation of facilities	(2,558)	(13)
Loss from early extinguishment of debt	8	11
Equity in earnings of unconsolidated affiliates, net of distributions received	(3)	7
Amortization of debt discount and debt issuance costs	14	18
Net gains from the sale of investments and long-lived assets	(1)	(15)
Other items, net	(3)	(3)
Changes in cash from operating assets and liabilities:
Accounts receivable	77	7
Inventories and other current assets	16	160
Income taxes	713	(31)
Accounts payable, accrued expenses and other current liabilities	(124)	(168)
Other long-term liabilities	23	12
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(64)	(78)
Net cash provided by operating activities	1,333	1,047
Cash flows from investing activities:
Purchases of property and equipment	(385)	(367)
Purchases of businesses or joint venture interests, net of cash acquired	(510)	(96)
Proceeds from sales of facilities and other assets	4,048	16
Proceeds from sales of marketable securities and long-term investments	17	26
Purchases of marketable securities and long-term investments	(26)	(37)
Other items, net	(10)	(9)
Net cash provided by (used in) investing activities	3,134	(467)
Cash flows from financing activities:
Repayments of borrowings	(2,179)	(1,437)
Proceeds from borrowings	8	1,362
Repurchases of common stock	(548)	(90)
Debt issuance costs	—	(15)
Distributions paid to noncontrolling interests	(323)	(270)
Proceeds from the sale of noncontrolling interests	10	30
Purchases of noncontrolling interests	(88)	(79)
Advances from managed care payers	342	—
Other items, net	(37)	(5)
Net cash used in financing activities	(2,815)	(504)
Net increase in cash and cash equivalents	1,652	76
Cash and cash equivalents at beginning of period	1,228	858
Cash and cash equivalents at end of period	$2,880	$934
Supplemental disclosures:
Interest paid, net of capitalized interest	$(459)	$(445)
Income tax payments, net	$(240)	$(158)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2024	2023	2024	2023
Net operating revenues:
Ambulatory Care	$1,141	$942	$2,136	$1,847
Hospital Operations and Services	3,962	4,140	8,335	8,256
Total	$5,103	$5,082	$10,471	$10,103

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$58	$52	$114	$99
Hospital Operations and Services	3	2	6	5
Total	$61	$54	$120	$104

Adjusted EBITDA:
Ambulatory Care	$447	$370	$841	$710
Hospital Operations and Services	498	473	1,128	965
Total	$945	$843	$1,969	$1,675

Adjusted EBITDA margins:
Ambulatory Care	39.2%	39.3%	39.4%	38.4%
Hospital Operations and Services	12.6%	11.4%	13.5%	11.7%
Total	18.5%	16.6%	18.8%	16.6%

Capital expenditures:
Ambulatory Care	$19	$20	$37	$38
Hospital Operations and Services	126	112	348	329
Total	$145	$132	$385	$367

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$259	$123	$2,410	$266
Less:
Impairment and restructuring charges, and acquisition-related costs	(29)	(16)	(56)	(37)
Litigation and investigation costs	(5)	(10)	(9)	(14)
Net gains on sales, consolidation and deconsolidation of facilities	58	—	2,558	13
Loss from early extinguishment of debt	—	(11)	(8)	(11)
Tax and noncontrolling interests impact of above items	9	6	(625)	7
Adjusted net income available to common shareholders	$226	$154	$550	$308

Diluted earnings per share	$2.64	$1.15	$24.22	$2.47
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.30)	(0.15)	(0.56)	(0.35)
Litigation and investigation costs	(0.05)	(0.10)	(0.09)	(0.13)
Net gains on sales, consolidation and deconsolidation of facilities	0.59	—	25.70	0.12
Loss from early extinguishment of debt	—	(0.10)	(0.08)	(0.10)
Tax and noncontrolling interests impact of above items	0.09	0.06	(6.28)	0.06
Adjusted diluted earnings per share	$2.31	$1.44	$5.53	$2.87

Weighted average basic shares outstanding (in thousands)	97,267	101,766	98,424	102,028
Weighted average dilutive shares outstanding (in thousands)	98,444	104,778	99,557	105,354

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2024	2023	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$259	$123	$2,410	$266
Less:
Net income available to noncontrolling interests	(218)	(170)	(401)	(323)
Net income	477	293	2,811	589
Income tax expense	(110)	(80)	(860)	(164)
Loss from early extinguishment of debt	—	(11)	(8)	(11)
Other non-operating income, net	29	6	54	4
Interest expense	(203)	(226)	(421)	(447)
Operating income	761	604	4,046	1,207
Litigation and investigation costs	(5)	(10)	(9)	(14)
Net gains on sales, consolidation and deconsolidation of facilities	58	—	2,558	13
Impairment and restructuring charges, and acquisition-related costs	(29)	(16)	(56)	(37)
Depreciation and amortization	(208)	(213)	(416)	(430)
Adjusted EBITDA	$945	$843	$1,969	$1,675

Net operating revenues	$5,103	$5,082	$10,471	$10,103

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	5.1%	2.4%	23.0%	2.6%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	18.5%	16.6%	18.8%	16.6%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2024
(Dollars in millions)	Q2	YTD
Net cash provided by operating activities	$747	$1,333
Purchases of property and equipment	(145)	(385)
Free cash flow	$602	$948

Net cash provided by (used in) investing activities	$(194)	$3,134
Net cash used in financing activities	$(154)	$(2,815)

Net cash provided by operating activities	$747	$1,333
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(39)	(64)
Adjusted net cash provided by operating activities	786	1,397
Purchases of property and equipment	(145)	(385)
Adjusted free cash flow	$641	$1,012

	2023
(Dollars in millions)	Q2	YTD
Net cash provided by operating activities	$598	$1,047
Purchases of property and equipment	(132)	(367)
Free cash flow	$466	$680

Net cash used in investing activities	$(181)	$(467)
Net cash used in financing activities	$(249)	$(504)

Net cash provided by operating activities	$598	$1,047
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(54)	(78)
Adjusted net cash provided by operating activities	652	1,125
Purchases of property and equipment	(132)	(367)
Adjusted free cash flow	$520	$758

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Third Quarter 2024		FY 2024
(Dollars in millions, except per share amounts)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$195	$240	$2,825	$2,930
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(20)	(10)	(125)	(75)
Net gains on sales, consolidation and deconsolidation of facilities(2)	—	—	2,558	2,558
Loss from early extinguishment of debt(2)	—	—	(8)	(8)
Tax and noncontrolling interests impact of above items	5	—	(620)	(635)
Adjusted net income available to common shareholders	$210	$250	$1,020	$1,090

Diluted earnings per share	$2.01	$2.47	$28.83	$29.90
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.20)	(0.11)	(1.27)	(0.76)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	26.10	26.10
Loss from early extinguishment of debt	—	—	(0.08)	(0.08)
Tax and noncontrolling interests impact of above items	0.05	—	(6.33)	(6.48)
Adjusted diluted earnings per share	$2.16	$2.58	$10.41	$11.12

Weighted average basic shares outstanding (in thousands)	96,000	96,000	97,000	97,000
Weighted average dilutive shares outstanding (in thousands)	97,000	97,000	98,000	98,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	Third Quarter 2024		FY 2024
(Dollars in millions)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$195	$240	$2,825	$2,930
Less:
Net income available to noncontrolling interests	(195)	(205)	(820)	(870)
Income tax expense	(90)	(105)	(1,040)	(1,075)
Interest expense	(205)	(195)	(825)	(815)
Loss from early extinguishment of debt(2)	—	—	(8)	(8)
Other non-operating income, net	15	25	90	100
Net gains on sales, consolidation and deconsolidation of facilities(2)	—	—	2,558	2,558
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(20)	(10)	(125)	(75)
Depreciation and amortization	(210)	(220)	(830)	(860)
Adjusted EBITDA	$900	$950	$3,825	$3,975

Net income available to Tenet Healthcare Corporation common shareholders	$195	$240	$2,825	$2,930
Net operating revenues	$5,000	$5,100	$20,600	$21,000
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	3.9%	4.7%	13.7%	14.0%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	18.0%	18.6%	18.6%	18.9%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2024
(Dollars in millions)	Low	High
Net cash provided by operating activities	$1,900	$2,250
Purchases of property and equipment	(800)	(900)
Free cash flow	$1,100	$1,350

Net cash provided by operating activities	$1,900	$2,250
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(125)	(75)
Adjusted net cash provided by operating activities	2,025	2,325
Purchases of property and equipment	(800)	(900)
Adjusted free cash flow(2)	$1,225	$1,425

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.